                                                                     EXHIBIT 2.9



                           HOTEL PURCHASE AGREEMENT



                                BY AND BETWEEN



           AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.
                                 AS PURCHASER



                                      AND



                           RENTHOTEL DURHAM, L.L.C.,
                                   AS SELLER

                               TABLE OF CONTENTS
                               -----------------

ARTICLE 1
     THE CONTRACT.........................................................  1
     ------------

ARTICLE 2
     HOTEL................................................................  4
     -----

ARTICLE 3
     PURCHASE PRICE.......................................................  4
     --------------
     3.1.  Purchase Price.................................................  5
           --------------
     3.2.  Allocations....................................................  5
           -----------
     3.3.  Earnest Money..................................................  6
           -------------

ARTICLE 4
     TITLE DELIVERIES.....................................................  6
     ----------------
     4.1.  Deed...........................................................  6
           ----
     4.2.  Bill of Sale...................................................  6
           ------------
     4.3.  Title Commitment...............................................  7
           ----------------
     4.4.  UCC Search.....................................................  7
           ----------
     4.5.  Survey.........................................................  8
           ------

ARTICLE 5
     HOTEL DOCUMENTS, INSPECTION AND OBJECTIONS...........................  8
     ------------------------------------------
     5.1.  Inspections....................................................  8
           -----------
     5.2.  Hotel Documents................................................ 10
           ---------------
     5.3.  Review Period.................................................. 11
           -------------

ARTICLE 6
     PERMITTED EXCEPTIONS................................................. 11
     6.1.  Permitted Exceptions........................................... 12
           --------------------

ARTICLE 7
     LEASES, OCCUPANCY AGREEMENTS, FF&E LEASES, AND SERVICE CONTRACTS..... 12
     ----------------------------------------------------------------
     7.1.  Schedules...................................................... 12
           ---------

ARTICLE 8
     OPERATION OF HOTEL................................................... 12
     ------------------
     8.1.  Interim Operation.............................................. 14
           -----------------
     8.2.  Mechanics Liens................................................ 14
           ---------------
     8.3.  Notices of Violation........................................... 15
           --------------------
     8.4.  Third Party Consents........................................... 15
           --------------------
     8.5.  Estoppel Letters............................................... 15
           ----------------

ARTICLE 9
     REPRESENTATIONS AND COVENANTS........................................ 15
     -----------------------------
     9.1.   Representations by Purchaser.................................. 16
            ----------------------------
     9.2.   Representations by Seller..................................... 20
            -------------------------
     9.3.   Subsequent Developments....................................... 20
            -----------------------
     9.4.   Limitation on Further Sales Efforts........................... 21
            -----------------------------------
     9.5.   Shadow Management............................................. 21
            -----------------
     9.6.   Access to Records and Financial Information................... 22
            -------------------------------------------
     9.7.   Seller's Indemnity............................................ 22
            ------------------
     9.8.   Purchaser's Indemnity......................................... 22
            ---------------------
     9.9.   Seller's Actual Knowledge..................................... 22
            -------------------------
     9.10.  Investigation................................................. 23
            -------------
     9.11.  Sign.......................................................... 23
            ----

ARTICLE 10
     CONDITIONS PRECEDENT TO THE CLOSING.................................. 23
     -----------------------------------
     10.1.  Seller's Obligations.......................................... 23
            --------------------
     10.2.  Seller's Representations and Warranties....................... 23
            ---------------------------------------
     10.3.  Title Policy.................................................. 24
            ------------
     10.4.  Franchisor and Lender Conditions.............................. 24
            --------------------------------

ARTICLE 11
     CLOSING AND CLOSING DOCUMENTS........................................ 24
     -----------------------------
     11.1.  Closing....................................................... 24
            -------
     11.2.  Seller's Deliveries........................................... 26
            -------------------
     11.3.  Purchaser's Deliveries........................................ 26
            ----------------------
     11.4.  Prorations.................................................... 27
            ----------
     11.5.  Document Preparation and Closing Costs........................ 28
            --------------------------------------
     11.6.  Reconciliation and Final Payment.............................. 28
            --------------------------------
     11.7.  Accounts Payable.............................................. 28
            ----------------
     11.8.  Accounts Receivable........................................... 28
            -------------------

ARTICLE 12
     CASUALTY AND CONDEMNATION............................................ 28
     -------------------------
     12.1.  Risk of Loss; Notice.......................................... 29
            --------------------
     12.2.  Purchaser's Termination Right................................. 29
            -----------------------------
     12.3.  Procedure for Closing......................................... 29
            ---------------------

ARTICLE 13
     DEFAULT AND REMEDIES................................................. 29
     --------------------
     13.1.  Purchaser's Default........................................... 30
            -------------------
     13.2.  Seller's Default.............................................. 30
            ----------------
     13.3.  Survival...................................................... 30
            --------

ARTICLE 14
     BROKERS...................................................................... 30
     -------
     14.1.  Identity of Brokers................................................... 31
            -------------------
     14.2.  Indemnification by Seller............................................. 31
            -------------------------
     14.3.  Indemnification by Purchaser.......................................... 31
            ----------------------------

ARTICLE 15
     FRANCHISE.................................................................... 31
     ---------
     15.1.  Franchise............................................................. 32
            ---------

ARTICLE 16........................................................................ 32
     LIQUOR LICENSE
     --------------
     16.1.  Liquor Licenses....................................................... 33
            ---------------

ARTICLE 17........................................................................ 33
     MISCELLANEOUS................................................................ 33
     -------------
     17.1.  Notices............................................................... 34
            -------
     17.2.  Entire Agreement; Modifications and Waivers; Cumulative Remedies...... 34
            ----------------------------------------------------------------
     17.3.  Exhibits.............................................................. 34
            --------
     17.4.  Successors and Assigns................................................ 34
            ----------------------
     17.5.  Article Headings...................................................... 35
            ----------------
     17.6.  Governing Law......................................................... 35
            -------------
     17.7.  Time Periods.......................................................... 35
            ------------
     17.8.  Counterparts.......................................................... 35
            ------------
     17.9.  Survival.............................................................. 35
            --------
     17.10. Further Acts.......................................................... 35
            ------------
     17.11. Severability.......................................................... 36
            ------------
     17.12. Attorneys' Fees....................................................... 36
            ---------------
     17.13. Qualification on Confidentiality...................................... 36
            --------------------------------
     17.14. Rules of Construction................................................. 36
            ---------------------
     17.15. Dependent Contract.................................................... 36
            ------------------
     17.16. Seller's Right of Access to Employment and Other Records.............. 36
            --------------------------------------------------------

                           HOTEL PURCHASE AGREEMENT
                           ------------------------


     THIS HOTEL PURCHASE AGREEMENT (this "Agreement") is made as of the date last below written by and between RENTHOTEL DURHAM, L.L.C., a North Carolina limited liability company ("Seller"), and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership ("Purchaser").

                                   RECITALS:
                                   --------

     A. Seller is the owner of the Hotel (as hereinafter defined) currently licensed and operated as a Doubletree hotel.

     B. Purchaser is affiliated with, and owned directly or indirectly in part by, American General Hospitality Corporation, a Maryland corporation that has elected to be taxed as a real estate investment trust ("REIT").

     C. Seller desires to sell the Hotel to Purchaser, and Purchaser desires to purchase the Hotel from Seller, on the terms and conditions hereinafter set forth.

                                  AGREEMENT:
                                  ---------

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                                   ARTICLE 1
                                 THE CONTRACT
                                 ------------

     For and in consideration of the mutual benefits enjoyed by one another under this Agreement, Seller agrees to sell and convey the Hotel to Purchaser and Purchaser agrees to purchase and accept conveyance of the Hotel pursuant to the terms and conditions set forth in this Agreement.

                                   ARTICLE 2
                                     HOTEL
                                     -----

     As used in this Agreement, the term "Hotel" shall mean and refer to the following and Seller's businesses operated with respect thereto:

          (a) The real property located at 3800 Hillborough Road, Durham, North Carolina 27705, more particularly described on Exhibit A attached hereto,
                                               ---------
together with all rights, alleys, streets, strips, gores, waters, privileges, appurtenances, advantages and easements belonging thereto or in anywise appertaining thereto (collectively the "Land");

HOTEL PURCHASE AGREEMENT - Page 1
------------------------

          (b) The six (6) story, approximately 152 room hotel, and all other buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land (collectively, the "Improvements");

          (c) All tangible personal property and fixtures (which are not part of the Improvements) of any kind attached to, or located upon and used in connection with the ownership, maintenance, use or operation of the Land or Improvements as of the date hereof and owned by Seller (or acquired by Seller and so employed prior to Closing, as defined below), including, but not limited to, all furniture, furnishings, fixtures, equipment, signs; all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; all elevators, escalators, and related motors and electrical equipment and systems; all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment, all shelving and partitions, all ventilating equipment, and all incinerating and disposal equipment; all tennis, pool and health club and fitness equipment and furnishings; all vans, automobiles and other motor vehicles; all carpet, drapes, beds, furniture, televisions, telephones and other furnishings; and all stoves, ovens, freezers, refrigerators, dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatus and utensils (collectively, the "FF&E");

          (d) All merchandise, supplies, inventory and other items owned by Seller and used for the operation and maintenance of guest rooms, guest services, restaurants, lounges, swimming pools, health clubs, and other common areas and recreational areas located within or relating to the Improvements, including, without limitation, all food and beverage (alcoholic and non-alcoholic) inventory except to the extent any applicable law prohibits the transfer of unopened alcoholic beverages (if applicable, the Purchase Price shall be reduced by Seller's substantiated cost thereof), office supplies and stationery, advertising and promotional materials, towels, washcloths, mattresses, pillows, linens and bedding, cleaning, paper and other supplies, napkins and tablecloths, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and pool, tennis court and other recreational area cleaning and maintenance supplies (collectively, the "Supplies");

          (e) To the extent owned by Seller and assignable, (i) all leases, licenses, and other agreements with respect to tenancies of the nature of space leases, together with all amendments, modifications, renewals and extensions thereof and all guaranties by third parties of the obligations of tenants, licensees, and similarly situated parties thereunder (the "Leases"), and (ii) all occupancy agreements, "trade-out" agreements, advance booking agreements, convention reservation agreements, or other similar agreements, other than Leases and other than guest or room bookings, demising space in, providing for the use or occupancy of, or otherwise similarly affecting or relating to the use or occupancy of the Improvements or Land together with all amendments, modifications, renewals and extensions thereof, and all guaranties by third parties of the obligations of the holder of the occupancy right and similarly situated parties thereunder (the "Occupancy Agreements");

          (f) To the extent owned by Seller and assignable, all prepaid rents and deposits, including, but not limited to, utility deposits, refundable security deposits and rental deposits, and

HOTEL PURCHASE AGREEMENT - Page 2
------------------------
all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements (collectively the "Deposits"); provided, however, that to the extent Purchaser does not receive the Deposits at Closing, Purchaser shall be entitled to a credit against the cash portion of the Purchase Price (as defined below) in an amount equal to the Deposits, and Purchaser agrees to assume all of Seller's liability and obligations, if any, with regard to the Deposits so received or credited;

          (g) Any and all of the following to the extent owned by Seller and assignable that relate to or affect in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Land, Improvements, Leases, Deposits, Supplies, or FF&E:

               (i) Contracts and agreements, such as labor, collective bargaining, service, or maintenance contracts, management or employment agreements, utility contracts, contracts for the purchase of supplies, insurance contracts, airline agreements, corporate account agreements, travel agency agreements, telephone service agreements, and yellow pages or other advertising agreements (collectively, the "Service Contracts");

               (ii) Warranties, guaranties, indemnities, and claims for the benefit of Seller (collectively the "Warranties");

               (iii) Licenses (including without limitation liquor, beer, wine, bar and similar licenses, unless otherwise herein provided), permits, franchises (including without limitation hotel franchise license agreements), utility reservations, certificates of occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party so long as assignment can be made without material cost to Seller (collectively the "Licenses");

               (iv) Trade names, trade styles, trade marks, service marks, and other identifying material, and all variations thereof, together with all related goodwill (collectively, the "Tradenames") (it being understood and agreed that the name of the hotel chain to which the Hotel is affiliated by franchise or other license agreement is a protected name or registered service mark of such hotel chain and cannot be transferred to Purchaser by this Agreement);

               (v) Plans, drawings, specifications, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports to the extent in Seller's possession or control (collectively, the "Plans and Specs");

               (vi) Leases of any FF&E and other contracts permitting the use of any FF&E at the Improvements (including, without limitation, vehicles, reservations and other such franchise related systems and related satellite programing leases and contracts) (collectively, the "FF&E Leases");

HOTEL PURCHASE AGREEMENT - Page 3
------------------------

          (h) To the extent owned by Seller and assignable, Seller's interest in the right to receive immediately on and after Closing and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, and telephone service on and for the Land and Improvements, and the foregoing right shall include, but not be limited to the following, to the extent assignable and owned by Seller, (i) the right to the present and future use of wastewater, drainage, water and other utility facilities to the extent such use benefits the Land or Improvements, (ii) all reservations of or commitments covering any such use in the future, and (iii) all wastewater capacity reservations ever issued and relating to the Land or Improvements (all of the foregoing are referred to in this Agreement collectively as the "Utility Reservations");

          (i) All rights, titles, and interests of Seller appurtenant to the Land and Improvements, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, and (iv) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent or contiguous to or adjoining the Land (collectively, the "Appurtenances");

          (j) All books and records, promotional material, telephone numbers, tenant data, marketing and leasing material and forms, market studies, keys, and other materials of any kind owned by Seller and in Seller's possession or control, or to which Seller has access or may obtain and has the right to convey and deliver which are or may be used in Seller's ownership or use of the Land, the Improvements or the FF&E, whether any of the foregoing are in hard copy form or in computerized data storage form (collectively, the "Records"); provided, however, (i) that a copy of any such material which constitutes a part of Seller's continuing business or financial records may be retained by Seller and
(ii) that Seller's and Seller's manager's accounting software shall not be conveyed; and

          (k) Seller's active guest ledger, tray ledger, petty cash, cash drawers, and house accounts as of 2:00 A.M. on the Closing Date but excluding Seller's accounts receivable, reserves, and bank accounts (the "Cash and Equivalents"). The Cash and Equivalents shall be separately paid for by Purchaser by adding the amount thereof to the Purchase Price at Closing.

The Hotel shall be conveyed, assigned, and transferred to Purchaser at Closing,
(i) free and clear of all mortgages, debts, liens, encumbrances, management agreements, security interests, other encumbrances, and prior assignments and conveyances, and (ii) free and clear of all licenses, leases, franchises, and other agreements, and all conditions, restrictions, rights-of-way, easements, encroachments, claims and other matters affecting title, except for those matters specifically set forth on Exhibit B attached hereto and as described in
                                  ---------
Section 6.1 below (the "Conveyance Standard").

                                   ARTICLE 3
                                PURCHASE PRICE
                                --------------

     3.1. Purchase Price.  The total price (the "Purchase Price") for which
          --------------
Seller agrees to sell

HOTEL PURCHASE AGREEMENT - Page 4
------------------------
and convey the Hotel to Purchaser, and which Purchaser agrees to pay or deliver to Seller, subject to the terms of this Agreement, and adjustments as provided herein, shall consist of $12,000,000.00 plus the sum of the Cash and Equivalents, subject to adjustments as herein provided, in immediately available funds payable to Seller at the Closing.

     3.2. Allocations.  Subject to adjustments in accordance with the terms of
          -----------
this Agreement, the Purchase Price shall be allocated among the Land, Improvements, FF&E, and the other components of the Hotel in the manner determined by Purchaser and Seller prior to the end of the Review Period.

     3.3. Earnest Money.
          -------------

          (a) For the purpose of securing the performance of Purchaser under the terms and provisions of this Agreement, Purchaser has delivered the Earnest Money (below defined) to the Title Company (below defined). The term "Earnest Money" means an irrevocable, unconditional letter of credit in favor of Seller issued by Bank One, Texas, N.A., in the amount of $107,000.00, which, by its terms, will be paid to Seller on presentment accompanied by a certification by Seller that Purchaser has defaulted under this Agreement, together with any other sums or letters of credit which may from time to time be deposited as "Earnest Money" or "Additional Earnest Money" under the terms of this Agreement or any addendum or amendment hereto. All interest accruing on any cash portion of the Earnest Money shall become a part of and be added to the Earnest Money so that it shall be subject to disbursement or application in the same manner as is the principal of the Earnest Money. The Title Company shall deposit any cash portion of the Earnest Money in an interest bearing account at a bank or savings institution reasonably acceptable to Seller and Purchaser, and all interest accrued thereon shall be reported under Purchaser's federal tax identification number. If the sale of the Hotel is not consummated in accordance with the terms hereof, the Earnest Money, less the sum of $100.00 therefrom which shall be paid to Seller as independent consideration for entering into this Agreement, shall be returned to Purchaser or delivered to Seller as liquidated damages as herein provided. If the sale of the Hotel is consummated in accordance with the terms hereof, the Earnest Money, less such $100.00 independent consideration, shall be applied to the Purchase Price.

          (b) Within three (3) business days of the execution hereof, Purchaser shall deliver to the Title Company a similar letter of credit in the amount of $133,000.00 so that the aggregate amount of the Earnest Money is then $240,000.00.

          (c) If this Agreement shall then still be in effect, within three (3) business days after the end of the Review Period (below defined), Purchaser shall deliver to the Title Company a similar letter of credit in the amount of $120,000.00 so that the aggregate amount of the Earnest Money is then $360,000.00.

          (d) If this Agreement shall then still be in effect, on or before November 15, 1996, Purchaser shall deliver to the Title Company a similar letter of credit in the amount of $176,000.00 so that the aggregate amount of the Earnest Money is then $536,000.00.

HOTEL PURCHASE AGREEMENT - Page 5
------------------------

          (e) All letters of credit constituting part of the Earnest Money shall (or if already deposited and not thus providing shall immediately be made to) (i) name the Title Company as an additional beneficiary thereunder, and (ii) have an expiration date of no earlier than February 3, 1997. All such letters of credit shall, if necessary, no fewer than five (5) days prior to the then scheduled Closing Date, be extended so that expiration shall be no earlier than thirty (30) days following the then scheduled Closing Date, failing in which the Title Company shall draw the letters of credit and thereafter maintain the Earnest Money under the terms of Section 3.3 above.

          (f) Purchaser reserves the right to make all Earnest Money deposits in cash and, with respect to any Earnest Money deposits which are made in the form of letters of credit, to substitute cash therefor and thereupon receive the return of the letters of credit for which cash has been substituted.

                                   ARTICLE 4
                               TITLE DELIVERIES
                               ----------------

     4.1. Deed.  On the Closing Date, Seller shall convey, transfer, and assign
          ----
title to the Hotel to Purchaser. The Land, Improvements and Appurtenances shall be conveyed to Purchaser by Seller's Special Warranty Deed in a form reasonably acceptable to both Purchaser and Seller ("Seller's Deed") conveying good, indefeasible, and insurable fee simple title to the Land and Improvements, in accordance with the Conveyance Standard.

     4.2. Bill of Sale.  Seller's interest in all FF&E, Supplies, Warranties,
          ------------
Licenses, Tradenames, Plans and Specs, Utility Reservations, Records, Deposits, Cash and Equivalents, and other personal property shall be conveyed to Purchaser (and/or, at Purchaser's option, Purchaser's lessee or other designee) by Seller's Special Warranty Bill of Sale, Assignment and Assumption Agreement in a form reasonably acceptable to both Purchaser and Seller (the "Bill of Sale") conveying good title to all such property in accordance with the Conveyance Standard..

     4.3. Title Commitment.  As soon as practicable but no later than thirty
          ----------------
(30) days after the execution of this Agreement, Purchaser shall obtain (and promptly deliver a copy to Seller) the following:

          (a) A Commitment for Title Insurance (the "Title Commitment") issued for Chicago Title Insurance Company ("Chicago") or other title company designated by Purchaser, issued through Chicago Title Insurance Company, 350 N. St. Paul, Suite 250, Dallas, Texas 75201, Attention: Ms. Nancy Colaluca (214/720-4000) (the "Title Company"), for the most recent form of ALTA owner's policy and the 1970 form of Loan Policy (modified to include the Creditors' Rights exception), covering the Land and Improvements, in the full amount of the Purchase Price and endorsed as Purchaser or its lender may reasonably require, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to Purchaser at Closing an Owner Policy of Title Insurance (the "Title Policy") on the most recent form of ALTA

HOTEL PURCHASE AGREEMENT - Page 6
------------------------
comprehensive coverage owner's policy and loan policy (as above provided) as endorsed as Purchaser or its lender may reasonably require; and

          (b) A true, complete, and legible copy of all documents and instruments (as recorded, where applicable) (the "Supporting Documents") referred to or identified in the Title Commitment, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into Seller, lien instruments, leases, plats, surveys, reservations, restrictions, and easements.

     4.4. UCC Search.  As soon as practicable but no later than thirty (30) days
          ----------
after the execution of this Agreement, Purchaser shall obtain (and promptly deliver a copy to Seller) current written reports on those names requested by Purchaser (the "UCC Searches") from the Office of the Secretary of State of the State where the Hotel is located and the deed recording offices of the county where the Hotel is located reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices.

     4.5. Survey.  As soon as practicable  but no later than thirty (30) days
          ------
after the execution of this Agreement, Purchaser shall obtain (and promptly deliver a copy to Seller) a current "as built" survey (the "Survey") of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the state in which the Hotel is located and approved by the Title Company and Purchaser (the "Surveyor"). Except as Purchaser shall otherwise direct, the Survey must be prepared, and the field work surveying must be conducted, in accordance with the current Minimum Standard Detail Requirements for ALTA/ACSM Real Property Title Surveys and the items set forth in Table A thereto (other than contours and elevations of the Land but including elevations of the Improvements) and, except as Purchaser shall otherwise direct, shall (i) accurately show the locations and dimensions of all existing easements, fire hydrants, fences, encroachments, conflicts, protrusions, alleys, streets and roads (including median and curb cuts), and rights-of-way on or adjacent to or serving the Land which are visible on the ground or listed in the Title Commitment (with recording information shown if applicable); (ii) accurately show the locations of all existing improvements, monuments, sidewalks, driveways, parking lots (with striped spaces shown) and other visible items on the Land; (iii) accurately show all areas designated as being flood prone or subject to special flood hazards or other hazardous conditions according to the most current official maps of the Flood Insurance Administration, the Federal Emergency Management Agency or any other public or semi-public body charged with determining the existence of such conditions which has jurisdiction over the Hotel; (iv) set forth a metes and bounds description of the Land and all on-the-ground Appurtenances tied at all corners to physical monuments and on all sides and curves to adjoining tracts (with any discrepancies fully reconciled) and a description by reference to the recorded plat or map of the Land; and (v) contain a certification by the Surveyor in form reasonably acceptable and addressed to Seller, Purchaser and the Title Company, indicating that the Survey was made on the ground and accurately shows all the matters required above. If different from the description contained in Exhibit
                                                                        -------
A attached to this Agreement, the legal description of the Land contained in the
-
Survey, once the correctness thereof has been confirmed by Seller, Purchaser and the Title Company, shall be substituted for the description of the Land contained in said Exhibit A and this Agreement shall be deemed amended by the
                  ---------
substitution of the legal description

HOTEL PURCHASE AGREEMENT - Page 7
------------------------
of the Land contained in the Survey as a new Exhibit A without the necessity of
                                             ---------
the parties executing any additional written amendments to this Agreement provided that the Title Company shall accept such description to be used in the Owner Policy of Title Insurance, in Seller's Deed, and in any Mortgagee Policy of Title Insurance and any mortgage to be delivered to any lender at Closing.

                                   ARTICLE 5
                  HOTEL DOCUMENTS, INSPECTION AND OBJECTIONS
                  ------------------------------------------

     5.1. Inspections.  Seller shall give Purchaser and Purchaser's agents and
          -----------
representatives reasonable access to the Hotel, upon at least 48 hours prior notice to Jerry Herman or his designee, during normal business hours prior to the end of the Review Period and the right to physically inspect the Hotel and to conduct soil tests, environmental tests and inspections, and other tests and inspections (so long as such tests and inspections do not unreasonably interfere with the use and occupancy of the Hotel by Seller, by guests or patrons of the Hotel property, or by tenants). Seller may accompany Purchaser and its agents and representatives in any such inspections. The costs and expenses of Purchaser's investigation shall be borne solely by Purchaser and Purchaser shall indemnify and hold Seller harmless from any cost, claim or expense in connection therewith. Purchaser shall also be allowed during the Review Period to obtain (and promptly deliver a copy to Seller) from Franchisor (as defined in Section
15.1 below) an evaluation from Franchisor incident to the customary terms of Franchisor granting a new license ("Franchisor Evaluation"), at Purchaser's sole
cost and expense.   Purchaser shall have the obligation to repair any damage
caused by Purchaser's inspections and tests to the condition prior to Purchaser's entry, which obligation shall survive any termination of this Agreement. The terms of this Agreement and all information furnished by Seller to Purchaser in accordance with the provisions of this Agreement or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, except that Purchaser may disclose such information as provided in Section 17.13 and/or to prospective investors and lenders, to attorneys and other parties assisting or representing Purchaser in connection with the subject transaction, and to others as may be required by lawful order. The foregoing obligation to treat such information as confidential shall survive any termination of this Agreement but shall not survive Closing.

     5.2. Hotel Documents.  As soon as practicable but in no event later than
          ---------------
ten (10) days after the execution hereof, Seller, at Seller's sole cost and expense, will deliver to Purchaser true, correct and complete copies (or where specifically indicated, original counterparts) of the following, together with all amendments, modifications, renewals or extensions thereof:

               (i) All Warranties relating to the Hotel or any part thereof which are still in effect;

               (ii) Financial statements, operating statements, budgets and Federal and State income tax returns for the Hotel, to the extent that such items have been prepared, for the current year to date and each of the years prior to the year of this Agreement that Seller has owned the Hotel (the "Financial Statements"), and, to the extent not reflected in such items and reasonably available to Seller, itemization of (1) annual insurance premiums for

HOTEL PURCHASE AGREEMENT - Page 8
------------------------
     each such year for fire, extended coverage, workers' compensation, vandalism and malicious mischief, general liability, business interruption, rents and other forms of insurance shown thereon; (2) expenses incurred for water, electricity, natural gas, sewer and other utility charges; (3) total rents and revenues collected from tenants and from hotel guests and other patrons of the Hotel; (4) management fees; (5) maintenance, repairs and other expenses relating to the management and operation of the Hotel; (6) historical occupancy statistics for the Hotel; and (7) all capital expenditures made during the aforementioned periods; further, to the extent in Seller's possession, Seller shall deliver all items of the nature of the Financial Statements and other itemizations as above described for the period prior to the date that Seller acquired the Hotel but Seller expressly disclaims any representation or warranty with respect to any such items;

               (iii)  All Licenses;

               (iv) All of the most recent real estate and personal property tax statements with respect to the Hotel and notices of appraised value for the Land and Improvements;

               (v) That certain suvey prepared by S.D. Puckett & Assoc., Inc., dated July 25, 1995, and, to the extent in Seller's possession or control or readily obtainable without material expense, all engineering and architectural plans, drawings and specifications relating to the Hotel, as well as copies of any environmental reports, boundary and/or improvements surveys, engineering reports and subsurface studies affecting the Hotel. If the Hotel is purchased by Purchaser, to the extent assignable, all such documents and information shall thereupon be and become the property of Purchaser without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Purchaser shall return such information to Seller;

               (vi) All Services Contracts and a schedule of such Service Contracts including, without limitation, a schedule of media and advertising commitments and programs (the "Schedule of Service Contracts");

               (vii) All Leases, a schedule of such Leases (the "Schedule of Leases") and all agreements for real estate commissions, brokerage fees, finder's fees or other compensation payable by Seller in connection therewith which would be binding on Purchaser after Closing;

               (viii) [Deleted]

               (ix) To the extent in Seller's possession or control, all notices received from governmental authorities in connection with the Hotel within the most recent twelve (12) months;

               (x) A list of all current employees of Seller at the Hotel and their salaries or wages and all employment benefits accompanied by copies of their employment

HOTEL PURCHASE AGREEMENT - Page 9
------------------------
     agreements and/or union contracts, if any;

               (xi) All FF&E Leases and a schedule of such FF&E Leases (the "Schedule of FF&E Leases");

               (xii) Seller's franchise agreement and guest comments results with respect to the Hotel;

               (xiii) The most recent inventory of the FF&E and Supplies to the extent such inventory exists;

               (xiv) A schedule of the Deposits and the Utility Reservations (the "Schedule of Deposits and Utility Reservations");

               (xv) Standard market segment reports identifying the aggregate segments by month for 1996 and including the number of room nights and rate information, and group business information for 1996 (as well as tentative and other booking information for 1997) identifying the number of groups, the average daily rates, the receivables by collection category, all significant tradeouts, any special services (such as transportation or food and/or beverage service) included in the rate or otherwise committed, and the termination dates of the various agreements giving rise to the foregoing; and

               (xvi) Such other documents or information to the extent in Seller's possession or control as may be reasonably requested by Purchaser no later than twenty (20) days after the execution hereof.

     5.3. Review Period.
          -------------

          (a) Purchaser shall have until thirty (30) days following the execution of this Agreement to notify Seller in writing of any objections Purchaser may have to matters reflected in or concerning the Title Commitment, the Supporting Documents, the Survey, or the UCC Searches (the "Title Objections"). If Purchaser shall so notify Seller of Title Objections, Seller may elect to cure and eliminate such objections within five (5) days from the date on which Seller receives Purchaser's Title Objections (for purposes of this sentence, "eliminate" shall not include "insuring around" unless (i) the Title Objection has a quantifiable value of less than $100,000.00, or (ii) Purchaser, in its sole discretion, agrees thereto). If Seller so cures, or within said five-day period unconditionally commits in writing so to cure prior to Closing (the "Committed Title Cure Matters"), Purchaser shall not have the right to terminate this Agreement because of the cured Title Objections or the Committed Title Cure Matters. If the Committed Title Cure Matters are not cured by Closing, such failure shall be a Seller default hereunder. Any such matters to which Purchaser does not object and any Title Objections which Seller neither cures nor commits to be Committed Title Cure Matters shall be Permitted Exceptions if Purchaser does not terminate this Agreement under Section 5.3(b) below.

HOTEL PURCHASE AGREEMENT - Page 10
------------------------

          (b) Purchaser shall have until forty-five (45) days following the execution of this Agreement (the "Review Period") to notify Seller in writing if Purchaser, in Purchaser's sole discretion, is not satisfied with the results of any matter relating to the Hotel for any reason whatsoever (other than the Franchisor Evaluation and other than the Title Objections which are cured or which have become Committed Title Cure Matters under Section 5.3(a) above) or if the REIT's Board or Directors or lender shall fail to approve this Agreement or the Dependent Contract (below defined). Purchaser may terminate this Agreement by giving written notice of termination to Seller at any time prior to the end of the Review Period. If this Agreement closes, Purchaser shall be responsible for the costs of the improvements required by the Franchisor Evaluation, provided that if the Franchisor Evaluation results in estimated costs of improvements in excess of four percent (4%) of gross revenues from the Hotel for the twelve (12) full calendar month period immediately preceding the date of this Agreement, then Seller may, at Seller's sole election, notify Purchaser in writing, within ten (10) days of Seller's receipt of a copy of the Franchisor Evaluation, that Seller will credit such excess against the Purchase Price at Closing. If Seller fails to elect to credit such excess, Purchaser may terminate this Agreement by giving written notice of termination to Seller at any time prior to the later to occur of the end of the Review Period or ten (10) days following the end of Seller's 10-day notification period, as above provided. If Purchaser terminates this Agreement pursuant to this Section or this Agreement terminates under Section 17.15 below, Seller shall be entitled to retain and, to the extent it has not already done so, Purchaser shall deliver to Seller a copy of all reports and studies of third parties relating to the Hotel resulting from the inspection of the Hotel (or the portions of such reports and studies that are specific to the Hotel) and the originals of all documents delivered to Purchaser pursuant to Section 5.2. The Earnest Money shall be returned to Purchaser within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the indemnification and repair obligation set forth in Section 5.1. If Purchaser does not terminate this Agreement prior to the end of the Review Period as provided herein, Purchaser shall be deemed to have waived the right to terminate this Agreement under this Section 5.3 and shall be deemed to have accepted and approved the condition of the Hotel subject to the Permitted Exceptions (below defined) and the delivered items, subject to the remaining terms of this Agreement. By Closing, Seller shall, at Seller's expense, cancel any and all management agreements affecting the Hotel and shall pay and cause to be released all debts, liens, and encumbrances in any way affecting the Hotel other than the Permitted Exceptions and any other matter expressly otherwise agreed in this Agreement.

                                   ARTICLE 6
                             PERMITTED EXCEPTIONS
                             --------------------

     6.1. Permitted Exceptions.  Notwithstanding any other provision herein set
          --------------------
forth, Purchaser shall not be entitled to make any objection or terminate this Agreement on the basis of any lien, encumbrance or security interest which Seller is to discharge contemporaneous with Closing or which are created by Purchaser at Closing in connection with Purchaser's acquisition of the Hotel. The agreed exceptions to title specified in the immediately preceding sentence, together with any title exceptions, test items, or deliveries to which the Purchaser does not object in accordance with Section 5.3 and any title exceptions, test items, or deliveries to which Purchaser objects that are not cured and which Purchaser is deemed to have accepted and approved in

HOTEL PURCHASE AGREEMENT - Page 11
------------------------
accordance with Section 5.3 shall be hereinafter referred to as the "Permitted Exceptions." Permitted Exceptions also include matters described in Exhibit B,
                                                                    ---------
applicable building and zoning laws, regulations, and ordinances and the lien, for taxes, assessments and governmental charges not yet due and payable; provided that nothing in this Section 6.1 limits Purchaser's termination rights under Section 5.3 above.

                                   ARTICLE 7
       LEASES, OCCUPANCY AGREEMENTS, FF&E LEASES, AND SERVICE CONTRACTS
       ----------------------------------------------------------------

     7.1. Schedules.  Seller hereby warrants, represents, and certifies unto
          ---------
Purchaser, to the best of Seller's knowledge and belief, in all material respects (i) that the Schedule of Service Contracts, Schedule of FF&E Leases, Schedule of Leases, and Schedule of Deposits and Utility Reservations, when delivered, will be a true, correct, and complete list of all Service Contracts, all FF&E Leases, all Leases, and all Deposits and Utility Reservations in effect at that time, (ii) that the copies of the Service Contracts, FF&E Leases, and Leases when delivered to Purchaser, will be true, complete and correct copies of such Service Contracts, FF&E Leases, and Leases (including, without limitation, all amendments, modifications, renewals, and extensions thereof), (iii) that there are and will be no written or oral agreements of any kind (other than as provided in clause (iv) below and other than guest room bookings) binding on the Hotel or on Purchaser after Closing, other than the Service Contracts, FF&E Leases, Leases and Occupancy Agreements, (iv) that there are and will be no other written or oral agreements binding on the Hotel or on Purchaser after Closing with any tenants, licensees, franchisees, concessionaires or other persons or entities (collectively, "Tenants", and individually, "Tenant") or any guarantors of the Tenants' obligations (collectively "Guarantors", and individually, "Guarantor") relating to their use or occupancy other than those permitted under Section 8.1(e) of this Agreement, (v) that the Service Contracts, FF&E Leases, Leases and Occupancy Agreements are in full force and effect and, to Seller's actual knowledge, no default (beyond applicable grace or cure periods) exists thereunder and no condition exists that, with the giving of notice or passage of time, or both, would constitute a default, (vi) that no Tenant has made any claim of any right of offset, and (vii) that, to Seller's actual knowledge, the information provided under Section 5.2 (xv) above, when delivered, will reflect the information contained in the Occupancy Agreements and guest room bookings which is neither inaccurate nor incomplete in any material respect.. The term "Tenant" shall refer only to tenants under Leases and not guests of the Hotel.

                                   ARTICLE 8
                              OPERATION OF HOTEL
                              ------------------

     8.1. Interim Operation.  Seller hereby covenants and agrees that between
          -----------------
the date of this Agreement and the Closing, Seller shall (in all cases consistent with past practices):

          (a) Operate, manage, and maintain the Hotel consistent with Seller's prior practice and as a reasonable and prudent operator of like-kind hotels in the same competitive market would operate, manage, and maintain the Hotel, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees at the Improvements and to preserve its

HOTEL PURCHASE AGREEMENT - Page 12
------------------------
relations with guests, suppliers and other parties doing business with Seller with respect to the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged by Seller as of the date of this Agreement and retaining such bookings consistent with prior practice, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, (iv) maintaining its books of accounts and records in the usual, regular, timely, and ordinary manner, in accordance with accounting principles applied on a basis consistent with the basis used in keeping its books in prior years, (v) remaining in substantial compliance with all current license and franchise agreements, and (vi) maintaining the present level of insurance with respect to the Hotel;

          (b) Not commit waste of any portion of the Hotel affecting the value of the Hotel in any material respect;

          (c) Keep and maintain the Hotel in a state of repair and condition consistent with the requirements of clause (a) above;

          (d) Keep, observe, and perform all its obligations under the Leases, the FF&E Leases, the Service Contracts, the Licenses (in particular, the license agreement between Seller and Franchisor (as hereinafter defined) for the Hotel), and all other applicable contractual arrangements relating to the Hotel;

          (e) Not enter into (i) any new agreements of the nature of the Occupancy Agreements or any amendments, modifications, renewals or extensions of any existing Occupancy Agreements that are not consistent with Seller's prior practice at the Hotel, or (ii) any new agreements of the nature of the Service Contracts, FF&E Leases, or Leases or any amendments, modifications, renewals or extensions of any existing Service Contracts, FF&E Leases, or Leases without Purchaser's prior written consent, except that Seller shall not be required to obtain Purchaser's consent to any new agreement or to any renewal or extension specifically permitted under the terms of an existing Service Contract, FF&E Lease, or Lease on terms consistent with prudent commercial practice, provided that any such new agreement or renewal or extension shall be terminable without penalty on not more than thirty (30) days' notice, for Service Contracts and FF&E Leases, and shall not exceed a term of six (6) months, for Leases, or in any case cost in excess of $10,000.00, without Purchaser's prior written consent, such consent not to be unreasonably withheld or delayed; provided that Seller shall deliver to Purchaser a copy of any such new agreement or renewal or extension whether or not such consent is required under this Section 8.1(e) at the time that Seller updates the Schedules as provided in Section 9.3;

          (f) Not cause or permit the removal of FF&E from the Hotel except for the purpose of discarding and replacing, where needed or appropriate, worn items, and timely make all repairs, maintenance, and replacements to keep the Hotel and all FF&E in good operating condition;

          (g) Keep Supplies adequately stocked, consistent with Seller's prior practice, as if the sale of the Hotel hereunder were not to occur, including without limitation, maintaining linens and bath towels and washcloths at least at a 3-par level for all guest rooms in the Hotel;

HOTEL PURCHASE AGREEMENT - Page 13
------------------------

          (h) Not grant any bonus, free rent, rebate or other concession to any present or future Tenant, not otherwise specifically granted in the operative Lease, without Purchaser's prior written consent;

          (i) Advise Purchaser promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Agreement;

          (j)  [Deleted]

          (k) Comply with all matters of the nature of the matters described in subsections 9.2(j) and (k) below;

          (l) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist (as of Closing) any lien or encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

          (m) Not allow any License or other right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated without Purchaser's prior written consent;

          (n) Except to the extent consistent with prior practice, not cancel any existing booking contracts for the use of Hotel facilities or new booking contracts obtained by Seller after the date of this Agreement; and

          (o) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof prior to the date on which the payment thereof is due.

     8.2. Mechanics Liens.  Seller hereby represents, warrants, and covenants
          ---------------
that all work required to be done prior to the Closing Date under the terms of any Lease or License has been or will be performed and fully paid for by Seller prior to the Closing Date in accordance with the terms of such Lease or License, and all mechanics' and materialmen's liens arising from any labor or material furnished prior to the Closing Date will be discharged or bonded so as to be omitted from Purchaser's Title Policy.

    8.3. Notices of Violation.  Seller hereby covenants and agrees that all
         --------------------
notices of violation of restrictions, easements or similar matters issued by any third party and all notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements issued, filed, or served by any governmental agency having jurisdiction over the Hotel against or affecting the Hotel, in either case which are issued on or before the Closing Date and of which Seller has actual knowledge ("Notices of Violation") shall be promptly disclosed to Purchaser.

     8.4. Third Party Consents.  Prior to the Closing Date, Seller shall,
          --------------------
provided there is no material expense to Seller, use reasonable good faith efforts and cooperate with Purchaser to obtain

HOTEL PURCHASE AGREEMENT - Page 14
------------------------
all third party consents and approvals required in order for Purchaser to purchase the Hotel but obtaining such consents shall not be a condition precedent to Purchaser's obligations hereunder.

     8.5. Estoppel Letters.  Seller shall employ reasonable good faith efforts
          ----------------
to obtain from each Tenant (as defined in Section 7.1 above) under any Lease affecting the Hotel, and to deliver to Purchaser not less than five (5) days before the expiration of the Review Period, an estoppel letter substantially in the form attached to this Agreement as Exhibit 8.5. In the event that Seller is
                                       -----------
unable to obtain an estoppel letter from any such Tenant by said date, Seller shall deliver to Purchaser a certificate in which Seller certifies, to the best of Seller's actual knowledge, the information required by the form of estoppel letter attached to the Agreement as Exhibit 8.5.
                                    -----------


                                   ARTICLE 9
                         REPRESENTATIONS AND COVENANTS
                         -----------------------------

     9.1. Representations by Purchaser.  Purchaser hereby represents and
          ----------------------------
warrants unto Seller that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

          (a) Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware, and, other than qualifying to do business in the state where the Hotel is located, has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by Purchaser of its obligations under this Agreement require no further action or approval of Purchaser's shareholders, directors, members, managers or partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Purchaser. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act.

          (b) Purchaser is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) To Purchaser's actual knowledge, none among the entry into, performance of, or compliance with this Agreement by Purchaser has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, limited liability company agreement or regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Purchaser.

          (d) There is no action, suit or proceeding pending, or to Purchaser's actual knowledge threatened, against or affecting the Purchaser in any court or before any arbitrator or before any governmental agency or other instrumentality which (a) in any manner raises any question

HOTEL PURCHASE AGREEMENT - Page 15
------------------------
affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Purchaser is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Purchaser, (c) could materially and adversely affect the ability of the Purchaser to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Hotel, any part thereof or any interest therein or (e) could adversely affect the Hotel, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

          (e) No Act of Bankruptcy (below defined) has occurred with respect to the Purchaser. "Act of Bankruptcy" means that a party hereto or any general partner or member thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts,
(g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if an involuntary proceeding or case shall be commenced in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner or managing member, (2) the appointment of a receiver, custodian, trustee or liquidator for such party or general partner or managing member or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect), judgment, or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, in any such case for a period of 60 consecutive days.

     9.2. Representations by Seller.  Seller hereby represents and warrants unto
          -------------------------
Purchaser that each and every one of the following statements is true, correct and complete in every material respect as of the date of this Agreement and, except to the extent that there are Subsequent Developments as contemplated by
Section 9.3 below, will be true, correct and complete as of the Closing Date provided that each such representation and warranty is subject to, limited by, and conditioned upon the information disclosed to Purchaser pursuant to the terms of this Agreement:

          (a) Seller is duly organized, validly existing and in good standing under the laws of the State of North Carolina, and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement, and the execution and delivery of this Agreement and the performance by Seller of its obligations under this Agreement require no further action or approval of Seller's shareholders, directors, members, managers or

HOTEL PURCHASE AGREEMENT - Page 16
------------------------
partners (as the case may be) or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of Seller. The individuals and/or entities signing below in the indicated representative capacities are fully authorized so to act. No person or entity owns any interest in the Hotel other than Seller.

          (b) Seller is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

          (c) To Seller's actual knowledge, and except to the extent that certain items are to be discharged as of the Closing, none among the entry into, the performance of, or compliance with this Agreement by Seller has resulted, or will result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, operating agreement, regulations, partnership agreement, mortgage indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Seller or to the Hotel which will, in any one case or in the aggregate, materially and adversely affect the ownership or operation of the Hotel or Seller's ability to consummate the transactions contemplated hereby.

          (d)  No Act of Bankruptcy has occurred with respect to Seller.

          (e) There are no union contracts or collective bargaining agreements with respect to any employees at the Hotel, and there are no leases, management agreements, leasing agent's agreements, equipment leases, building service agreements, maintenance contracts, suppliers contracts, warranty contracts, operating agreements, or other agreements (i) to which Seller is a party or an assignee, or (ii) binding upon the Hotel, relating to the ownership, occupancy, operation or maintenance of the Land, Improvements, FF&E or Supplies, except for
(I) the Warranties previously disclosed to Purchaser, (II) guest or room bookings and Occupancy Agreements, and (III) those Service Contracts, Leases, and FF&E Leases as set forth in the Schedule of Service Contracts, Schedule of Leases, and Schedule of FF&E Leases. With respect to all of the foregoing other than guest or room bookings and Occupancy Agreements, to Seller's actual knowledge, no default (beyond applicable grace or cure periods) exists.

          (f) Seller has received no notice, and has no actual knowledge, that it lacks any permit, license, certificates or authority necessary for the present use and occupancy of the Improvements.

          (g) No party has any right or option to acquire the Hotel or any portion thereof, other than Purchaser.

          (h)  To Seller's actual knowledge, there are no:

               (i) pending arbitration proceedings or unsatisfied arbitration awards, or judicial proceedings or orders respecting awards, which might become a lien on the Hotel;

HOTEL PURCHASE AGREEMENT - Page 17
------------------------

               (ii) pending unfair labor practice charges or complaints, labor disputes, or unsatisfied unfair labor practice orders or judicial proceedings or orders with respect thereto;

               (iii) pending charges or complaints with or by city, state or federal civil or human rights agencies, unremedied orders by such agencies or judicial proceedings or orders with respect to obligations under city, state or federal civil or human rights or antidiscrimination laws or executive orders;

               (iv) condemnation proceeding pending or threatened with regard to all or any part of the Hotel; or

               (v) other pending, threatened or actual litigation claims, charges, complaints, petitions or unsatisfied orders by or before any administrative agency or court which affects the Hotel or might become a lien on the Hotel,

(all collectively, the "Pending Claims") which Pending Claims could materially adversely affect the financial condition or operation of the Hotel or Seller's ability to perform under this Agreement.

          (i)  Seller has received no Notice of Violations.

          (j) To Seller's actual knowledge, Seller and the Hotel are in compliance in all material respects (i) with all terms and conditions of all notices, permits, licenses, registrations, certificates of occupancy, applications, consents, zoning and/or building code restrictions, variances, notices of intent, and/or other authorizations which are required for the use or operation of the Hotel, (ii) with all applicable laws, rules, regulations, ordinances and orders in effect as of the date hereof promulgated by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority, or any applicable judicial or administrative decision that relate to the Hotel, and (iii) with all limitations, requirements, restrictions, conditions, standards, prohibitions, schedules and timetables contained in any of the foregoing. Seller expressly makes no representation or warranty with respect to compliance of the Hotel with the Americans with Disability Act of 1990, as amended, except that Seller has received no Notice of Violation with respect thereto.

          (k) With respect to environmental matters, Seller has no actual knowledge: (i) of the presence of any "Hazardous Substances" (as defined below) on or in the Hotel, or any portion thereof, except in strict accordance with applicable law, or, (ii) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Hotel, or any portion thereof, or (iii) of the presence of any PCB transformers serving, or stored on, the Hotel, or any portion thereof, and Seller has no actual knowledge of any failure to comply with any applicable local, state or federal environmental laws, regulations, ordinances or administrative or judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances with respect to the Hotel. As used herein, "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, is either (1) regulated,

HOTEL PURCHASE AGREEMENT - Page 18
------------------------
monitored or defined as a hazardous or toxic substance or waste by a governmental authority, or (2) a basis for liability of the owner of the Hotel to any governmental authority or third party, and "Hazardous Substances" shall also include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos.

          (l) To Seller's actual knowledge, the use by Seller of any of the Tradenames does not infringe any United States or state trademark, service mark, or tradename laws existing at the Closing, or constitute actionable appropriation of rights with respect to any other person, business or entity.

          (m) All of Seller's or its manager's employees at the Hotel shall be terminated as of the Closing Date. Purchaser will in no way be obligated for any employees, or union contracts with respect to employees, employed by Seller or its manager with regard to the Hotel either before or after the Closing. In particular, neither Seller nor its manager will, between the date hereof and the date of Closing, enter into any new employment or union contracts or agreements or hire any new employees that will be binding on Purchaser on or after the Closing. Purchaser will not be obligated to give or pay any amount to any employee of Seller or Seller's manager. Purchaser shall not have any liability under any pension or profit sharing plan that Seller or its manager may have established with respect to the Hotel or their or its employees. It is expressly agreed that Seller shall be and remain liable for all accrued salaries, wages, bonuses, profit-sharing, and other compensation, vacation, sick leave, seniority, worker's compensation, and welfare benefits, deferred compensation, savings, pension, profit sharing, 401(k), and retirement plans, and insurance and other benefits of all employees of the Hotel whether or not re-employed by Purchaser and for all liabilities of whatever kind (including without limitation those arising under COBRA) with respect to all employees of the Hotel who are not employed by Purchaser, and Seller hereby indemnifies Purchaser with respect to the foregoing. Except as contemplated in Section 9.6 with respect to the personnel expressly identified therein, Seller shall not be permitted to contact or engage in discussions with Seller's or manager's employees except in conjunction with the shadow management contemplated in
Section 9.5, and then such contact and discussions shall be pursuant to a human resources program and procedure with respect to the rehiring of such employees that shall be consistent with Purchaser's standard rehiring program, the procedures of which shall be disclosed to Jerry Herman or his designee in advance, and which program shall be conducted with the least interruption to Seller's business as is practicable.

          (n) To Seller's actual knowledge, there is no material defect in the condition of the Hotel, or any portion thereof, which has not been corrected or which will materially impair the operation of the Hotel and the Hotel will be in materially good operating condition on the Closing Date.

          (o) To Seller's actual knowledge, neither the Hotel nor any portion thereof is (i) listed, or eligible to be listed, in any national, state or local register of historic places or areas, or (ii) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules or laws other than those specified under local zoning ordinances.

HOTEL PURCHASE AGREEMENT - Page 19
------------------------

          (p) To Seller's actual knowledge, except as provided in the Permitted Exceptions, there are no, and it has not received any written notice of, any special taxes or assessments relating to the Hotel or any part thereof or any planned public improvements that may result in a special tax or assessment against the Hotel and any of same which are Permitted Exceptions shall be current as of the Closing Date. Otherwise, all real estate, personal property, sales, and other taxes assessed against the Seller in connection with the Hotel or the operation of the Hotel which are due and payable have been paid in full or will be paid in full by Seller by the Closing Date.

          (q) To the best knowledge and belief of the Identified Persons (as defined in Section 9.9 below), except as expressly set forth herein, all of Seller's financial information delivered to Purchaser hereunder is correct and complete in all material respects and presents accurately in all material respects the results of the operations of the Hotel for the periods indicated. Since the date of the last financial statement included in such financial information, there has been no material adverse change in the financial condition or in the operations of the Hotel.

          (r) Not in limitation on any other provision hereof, there are no cross-use, mutual access or similar agreements of any kind binding upon Seller or the Hotel and benefitting any other person, entity, or property.

          (s) To the best knowledge and belief of the Identified Persons, Franchisor has not issued to Seller any written inspection reports or written deficiency reports with respect to the Hotel.

     9.3. Subsequent Developments.  After the date of this Agreement and until
          -----------------------
the Closing Date, Seller shall keep Purchaser fully informed of all subsequent developments of which Seller has knowledge ("Subsequent Developments") which would cause any of Seller's representations or warranties contained in this Agreement to be no longer accurate in any material respect. Without limiting the foregoing, Seller shall deliver to Purchaser (i) within five (5) days after the last day of each week through the week of Closing (facsimile delivery being expressly approved), summaries of occupancies, rates, and total food and beverage volumes, (ii) within twenty (20) days after the last day of each calendar month through the month of Closing, updated Financial Statements, and
(iii) within twenty (20) days after the last day of each calendar month through the month of Closing, an update, if any is necessary, of the Schedule of Service Contracts, the Schedule of FF&E Leases, the Schedule of Leases, and the Schedule of Deposits and Utility Reservations, along with a true copy of any new written agreements described therein.

     9.4. Limitation on Further Sales Efforts.  Seller shall not execute other
          -----------------------------------
offers prior to the termination of this Agreement in accordance with its terms and shall not market the Hotel after the Review Period has expired and Purchaser is fully committed to the transaction as contemplated herein, subject to the terms hereof.


     9.5. Shadow Management.  Solely for the purpose of assisting Purchaser in
          -----------------
connection with Purchaser's transition to ownership, Seller shall permit Purchaser to establish and maintain a shadow management operation with respect to the Hotel no earlier than two (2) weeks prior to the

HOTEL PURCHASE AGREEMENT - Page 20
------------------------

Closing Date. Personnel from Purchaser's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of Seller or its agents concerning the Hotel and shall have the right (at Purchaser's expense) to establish duplicate books and records in order to effect a smooth transition in the ownership and management of the Hotel; provided, however, that Purchaser and its shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, (b) shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, (c) shall repair any damage to the physical condition of the Hotel caused by Purchaser or its agents in any such shadow management operation, and (d) shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management.

     9.6. Access to Records and Financial Information.  Purchaser and
          -------------------------------------------
Purchaser's authorized representatives, auditors, agents, employees and lenders shall have the right, prior to the end of the Review Period, at Purchaser's sole cost, risk and expense, to enter upon and pass through the Hotel during normal business hours and upon at least 48 hours prior notice to Jerry Herman or his designee to examine and inspect the then existing books, records, surveys, plans, specifications, permits, certificates of occupancy and other files that are relevant to the management, ownership, operation, use, occupancy, construction or leasing of the Hotel, which are in Seller's possession or control, and which have not been otherwise provided to Purchaser as required elsewhere herein. No access will be allowed with respect to the Occupancy Agreements or guest room bookings other than the information required in Section 5.2(xv) above. In addition, Purchaser may, upon at least 48 hours prior notice to Jerry Herman or his designee, have its agents, employees or auditors conduct an audit (the "Audit") of the books and records of the Hotel which Audit shall be performed during the Review Period and shall be performed as one generally continuous inspection and not subject to periods of interruption or delay the intention being that Purchaser and its representatives, auditors, agents, employees and lenders will make their best efforts to minimize disruption of Seller's business while still being allowed the opportunity fully to review, examine and inspect all such matters. In connection with Purchaser's inspections and studies during the Review Period, upon at least 48 hours prior notice to Jerry Herman or his designee, Purchaser may engage in discussions with the Hotel's General Manager, Controller, Director of Engineering, and Director of Marketing but is not to engage in discussions with any other Hotel personnel without the specific prior approval of Jerry Herman or his designee which approval for, but only for, other management personnel will not be unreasonably withheld. Purchaser and its representatives and employees shall not unreasonably interfere with the operation of the Hotel or the right to privacy of guests and patrons of the Hotel. Further, and not in limitation of Section 5.2(ii) above, Purchaser's representatives shall have access to all financial and other information relating to the Hotel sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the Securities and Exchange Commission (the "SEC") and to enable them to prepare a registration statement, report or disclosure statement for filing with the SEC on behalf of the REIT and/or its affiliates. Prior to the end of the Review Period, Seller shall also provide to Purchaser's representatives a signed representation letter sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Hotel; provided, however, that any information provided by Seller in such letter shall be limited to Seller's actual knowledge and shall not expand the representations and

HOTEL PURCHASE AGREEMENT - Page 21
------------------------
warranties made by Seller in this Agreement. During the Review Period, Seller and Purchaser shall agree to the form of such letter.

     9.7.   Seller's Indemnity.  Seller hereby indemnifies and agrees to hold
            ------------------
Purchaser harmless of and from all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) which the Purchaser may suffer or incur by reason of any debt, act or cause of action occurring or accruing prior to the Closing Date and arising from the ownership or operation of the Hotel prior to the Closing Date, including but not limited to any claims by employees of Seller or third parties covered by insurance carried by Seller.

     9.8.   Purchaser's Indemnity.  Purchaser hereby indemnifies and agrees to
            ---------------------
hold Seller harmless of and from all liabilities, losses, damages, costs, expenses (including reasonably attorneys' fees) which the Seller may suffer or incur by reason of any debt, act or cause of action occurring and accruing subsequent to the Closing Date and arising from the ownership or operation of the Hotel by Purchaser subsequent to the Closing Date, including but not limited to any claims by employees of Purchaser or third parties covered by insurance carried by Purchaser.

     9.9.   Seller's Actual Knowledge.  For the purpose of this Agreement, the
            -------------------------
phrase "Seller's knowledge" or "Seller's actual knowledge" means the actual knowledge of the President of City Hotels USA and Heritage Hotel, Inc., the President of C.H. Corp., the Senior Vice President and Director of Operations of City Hotels USA, the Chief Financial Officer of City Hotels USA, and the Hotel's General Manager ("Identified Persons"). "Actual knowledge" shall mean (a) facts that are actually known to the Identified Persons and shall not include facts that on any theory of law might be attributable to Seller or the Identified Persons by reason of a principal-agent or other similar relationship but which are not actually known to the Identified Persons; and (b) without inquiry, so that neither Seller nor the Identified Persons shall be required to have performed any due diligence, other than review of their files as to the subject matter of the representations or warranties contained herein, with respect to the matters covered by this Agreement.

     9.10.  Investigation.  Purchaser acknowledges and agrees that, except as
            -------------
expressly otherwise provided in this Agreement, it is relying on its own independent factual, physical, and legal inspections and examinations of the Hotel. Except as otherwise provided in this Agreement, Purchaser shall accept the Hotel "AS IS", and "with all faults," and subject only to the terms and conditions of this Agreement. EXCEPT AS PROVIDED IN THIS AGREEMENT, ALL EXPRESS AND IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED. Purchaser acknowledges that Seller has not made any representation, warranty, or statement, or held out any inducements to Purchaser, other than those expressly made in this Agreement, and Seller shall not be liable or bound in any manner by express or implied warranties, guarantees, promises, statements, representations or information pertaining to the Hotel, its physical or structural condition, permits, licenses, leases, rents, income, cash flow, gross income, net income, profits, earnings, occupancies, expenses or operations, or any other matter or thing, except as specifically set forth in this Agreement. Purchaser acknowledges that Seller shall not be bound or liable in any manner by any verbal or written statements, representations or any information pertaining to the Hotel, furnished or claimed to have been furnished by any person or

HOTEL PURCHASE AGREEMENT - Page 22
------------------------
party, agent, contractors, engineer, consultant or employee, unless the same is specifically set forth herein, and the parties acknowledge that all prior communications and negotiations between the parties have been merged into this Agreement.

     9.11.  Sign.  Prior to Closing, Seller shall make its best efforts to cause
            ----
the Hotel sign that is currently in storage in conjunction with certain street improvements to be replaced at the Hotel. In the event that such sign has not been replaced prior to Closing, in conjunction with conveyance by Seller to Purchaser of said sign as part of the Hotel (with possession subject to the possession of the party currently in possession), Seller shall assign all of its rights and claims with respect to said sign to Purchaser.

                                  ARTICLE 10
                      CONDITIONS PRECEDENT TO THE CLOSING
                      -----------------------------------

     Purchaser's obligations to consummate the Closing are subject to Purchaser's termination rights under Section 5.3 prior to the end of the Review Period and to the timely satisfaction of each and every one of the conditions and requirements set forth in this Article 10, all of which shall be conditions precedent to Purchaser's obligations under this Agreement. The notice and cure provisions of Section 13.2 apply to this Article 10. If the conditions of Sections 10.1 or 10.2 fail, Article 13 shall apply. If the condition of Section
10.3 fails for any reason, Purchaser may terminate this Agreement, the Earnest Money shall be returned to Purchaser within five (5) days after any such termination, and neither party shall have any further rights or obligations one to the other, except for the repair obligation set forth in Section 5.1. Notwithstanding the foregoing, Purchaser, in its sole discretion, may waive any such condition by notice to Seller.

     10.1.  Seller's Obligations.  Seller shall have performed or shall perform
            --------------------
concurrently with Closing all obligations of Seller hereunder which are to be performed prior to or concurrently with Closing.

     10.2.  Seller's Representations and Warranties.  Seller's representations
            ---------------------------------------
and warranties set forth in Section 9.2, exclusive of any Subsequent Developments that Purchaser does not waive in writing, shall be true and correct in all material respects as if made again on the Closing Date; provided that if a change in circumstances not expressly contemplated by this Agreement and relating to one or more representation or warranty is not the result of any act or omission of Seller and does not result in a material diminution in the value of the Hotel, then Purchaser shall be deemed to have waived such change.

     10.3.  Title Policy.  Seller shall be able and willing to deliver title to
            ------------
the Land and Improvements which is insurable in accordance with and pursuant to the Title Commitment as approved by Purchaser under the terms of this Agreement, subject only to the Permitted Exceptions.

     10.4.  Franchisor and Lender Conditions.  Franchisor has rights in the
            --------------------------------
nature of first refusal, and the first trust lender with respect to the Hotel has the right to prohibit pre-payment of its financing. Seller shall in good faith diligently seek Franchisor's waiver of such right and such

HOTEL PURCHASE AGREEMENT - Page 23
------------------------
lender's waiver of such prohibition and, to that end, shall immediately apply for such waivers seeking written response within two weeks of the date of this Agreement. Failure by Seller to deliver such waivers, in written form, to Purchaser by the end of the Review Period shall be deemed to be a failure of the conditions of this Section 10.4, and this Agreement and the Dependent Contract shall automatically terminate under the terms of Section 5.3(b) above unless, prior to the end of the Review Period, Purchaser, in a written notice to Seller, shall have waived the condition of this Section 10.4.

                                  ARTICLE 11
                         CLOSING AND CLOSING DOCUMENTS
                         -----------------------------

     11.1.  Closing.  The consummation and closing (the "Closing") of the
            -------
transaction contemplated under this Agreement shall take place at the offices of the Title Company or such other place as is mutually agreeable to the parties on, or at Purchaser's election upon ten (10) days notice before, January 8, 1997, though in no event, unless Seller and Purchaser mutually agree, before January 2, 1997 (the "Closing Date"), or as otherwise set by agreement of the parties.

     11.2.  Seller's Deliveries.  At the Closing and at Seller's sole cost and
            -------------------
expense, Seller shall deliver the following to the Title Company for delivery to, or processing in accordance with the instructions of, Purchaser in addition to all other items required to be delivered to Purchaser by Seller:

            (a)  Seller's Deed.  Seller's Deed duly executed and acknowledged by
                 -------------
Seller;

            (b)  Bill of Sale.  The Bill of Sale duly executed and acknowledged
                 ------------
by Seller;

            (c)  Assignment and Assumption of Leases, FF&E Leases, Service
                 ---------------------------------------------------------
Contracts and Occupancy Agreements.  An Assignment and Assumption of all of the
----------------------------------
Leases, FF&E Leases, Service Contracts, and Occupancy Agreements, in a form reasonably acceptable to, and duly executed by, both Purchaser and Seller provided that it shall in any event contain the concepts set forth in Sections
9.7 and 9.8 above (the "Assignment");

            (d)  FIRPTA Affidavit.  An affidavit from Seller in form and
                 ----------------
substance acceptable to Purchaser, as required by Section 1445 of the Internal Revenue Code, specifying (i) that Seller is not a foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) Seller's taxpayer identification number or U.S. employer identification number,
(iii) Seller's office address, and (iv) such other matters as Purchaser may reasonably require in order to satisfy itself that no withholding is required under Section 1445 of the Internal Revenue Code including an indemnity against any claim for taxes which should have been withheld;

            (e)  Vehicle Titles.  The necessary certificates of titles duly
                 --------------
endorsed for transfer together with any required affidavits and other documentation necessary for the transfer of title from Seller to Purchaser of any motor vehicles used in connection with the Hotel's operations;

HOTEL PURCHASE AGREEMENT - Page 24
------------------------

          (f)  Authority Documents.  Evidence satisfactory to Purchaser that the
               -------------------
person or persons executing the closing documents on behalf of Seller have full right, power and authority to do so, and the following documentation: (i) the Certificate of the Secretary (or similarly appointed partner or member) of Seller certifying attached copies of the articles of incorporation or organization, By-Laws, operating agreement, partnership agreement, or other organizational documentation, and enabling resolutions of Seller and all entity constituents of Seller as true and correct, unamended, and continuing, and of the incumbency of its or their officers, partners, or members, (ii) Certificates of Existence and Good Standing from the Secretary of State of Seller's incorporation or organization, and (iii) from the Secretary of State of the state where the Hotel is located, a Certificate of Existence and Qualification to Do Business in such state;

          (g)  [Deleted]

          (h)  Miscellaneous.  Such other instruments as are customarily
               -------------
executed in the county and State where the Hotel is located to effectuate the conveyance of property similar to the Hotel, with the effect that, after the Closing, Purchaser will have succeeded to all of the rights, titles, and interests of Seller related to the Hotel and Seller will no longer have any rights, titles, or interests in and to the Hotel. Such instruments shall include, if appropriate, any documents required effectively to transfer the Utility Reservations by Seller to Purchaser;

          (i)  Plans, Keys, and Records.  To the extent not previously delivered
               ------------------------
to and in the possession of Purchaser, all Plans and Specs, all keys, access cards, and combinations for the Hotel (which shall be properly tagged for identification), all Records, and all Licenses;

          (j)  Original Documents.  To the extent in Seller's possession or
               ------------------
control, originals (or copies if no Originals exists) of all of the documents and agreements covered by the foregoing that have not already been delivered to Purchaser and all Occupancy Agreements;

          (k)  Updates.  A complete list of all advance room reservations,
               -------
functions and the like, in reasonable detail specified by Purchaser;


          (l)  Estoppel Letters.  Either the estoppel letters or Seller's
               ----------------
certificates as described in Section 8.5 above together with written notice to all Tenants under assumed Leases of the assignment of its Lease to Purchaser hereunder; and

          (m)  Ratings.  To the extent permitted under applicable law, documents
               -------
of transfer necessary to transfer to the Purchaser Seller's employment rating for workmens' compensation and state unemployment tax purposes.

          (n)  Termination of Agreements.  Fully executed and effective
               -------------------------
terminations of all management agreements with respect to the Hotel.

HOTEL PURCHASE AGREEMENT - Page 25
------------------------

On the Closing Date, Seller shall deliver to Purchaser possession of the Hotel free and clear of all tenancies of every kind and parties in possession, except for the Tenants under the Leases and guests in the Hotel, and with all parts of the Hotel (including, without limitation, the Improvements and FF&E) in substantially the same condition as the same were on the date of this Agreement, normal wear only excepted.

     11.3.  Purchaser's Deliveries.  At the Closing and at Purchaser's sole cost
            ----------------------
and expense, Purchaser shall deliver the following to the Title Company for delivery to Seller:

            (a)  Purchase Price.  The Purchase Price, plus or minus the
                 --------------
adjustments to be made at the Closing in accordance with the terms of this Agreement;

            (b)  Assignment.  The Assignment;
                 ----------

            (c)  Authority Documents.  Evidence satisfactory to Seller that the
                 -------------------
person or persons executing the closing documents on behalf of Purchaser have full right, power and authority to do so; and

            (d)  Miscellaneous.  Such other instruments as are customarily
                 -------------
executed by the purchaser in the county and State where the Hotel is located to effectuate the purchase of property similar to the Hotel.

     11.4.  Prorations.  All income and expenses with respect to the Hotel, and
            ----------
applicable to the period of time before and after Closing determined in accordance with sound accounting principles consistently applied, shall be allocated between Seller and Purchaser as set forth herein. Unless otherwise explicitly provided in this Agreement, Seller shall be entitled to all income and responsible for all expenses for the period of time up to but not including the Closing Date, and Purchaser shall be entitled to all income and responsible for all expenses for the period of time from, after and including the Closing Date. At Closing, the following items of revenue and expense shall be prorated, adjusted and appropriated as of 12:01 A.M. (except as otherwise provided) on the Closing Date:

            (a)  Hotel Taxes.  Real estate taxes, personal property or use
                 -----------
taxes, assessments (special or otherwise), and sewer rents, on the basis of the best available estimates for such taxes, assessments and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs. As soon as the exact amount of such taxes, assessments and rents for such calendar year is ascertained, Seller and Purchaser shall readjust the amounts thereof to be paid by each party to the end that Seller shall pay for those such taxes, assessments and rents attributable to the period of time prior to the Closing Date, and Purchaser shall pay for same which are attributable to the Closing Date and thereafter.

            (b)  Operating Costs.  All costs and expenses of operating the
                 ---------------
Hotel, including without limitation amounts paid or payable under the Service Contracts, the FF&E Leases, the Leases, the Occupancy Agreements, and the Licenses;

HOTEL PURCHASE AGREEMENT - Page 26
------------------------

            (c)  Lease Rents.  Rents under Leases and other revenues as and when
                 -----------
collected;

            (d)  Revenues.  Guest, convention, room, food, beverage, and all
                 --------
other charges and revenues for services rendered and the operation of all departments of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that food, room service and restaurant revenue shall be apportioned as of the closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues shall be read, measured (and tapes preserved) and apportioned as of the closing of such bars in the morning of the Closing Date (or in the preceding evening, if applicable) and provided further that room rental receipts through the night before Closing shall belong to Seller, though Seller shall be responsible for all room maid service costs for such night. All cash, checks, and other funds, and all other notes, security and other evidence of indebtedness located at the Hotel on the Closing Date and balances on deposit to the credit of the Seller with banking institutions are and shall remain the property of the Seller and are not included in this sale. The amount of the Cash and Equivalents shall be added to the Purchase Price;

            (e)  Miscellaneous.  Fees and expenses for music, entertainment,
                 -------------
trade association dues, trade subscriptions, coin machine income, and washroom and checkroom income;

            (f)  Deposits.  Purchaser shall receive a cash credit in an amount
                 --------
equal to the sum of all prepaid rentals and all security deposits, utility deposits, cleaning fees and deposits and other deposits paid under any Lease and not properly applied as of the Closing to a monetary obligation of the related Tenant; and

            (g)  Sales Taxes.  All sales, use and occupancy taxes, if any, due
                 -----------
or to become due in connection with revenues received from the Hotel prior to the time of proration as set forth herein, and all sales, use and occupancy taxes, if any, payable in connection with any of the transactions contemplated by this Agreement will be paid by Seller. Seller shall be entitled to receive any rebates or refunds on such taxes paid by Seller prior to the Closing.

     11.5.  Document Preparation and Closing Costs.  The cost of preparing or
            --------------------------------------
obtaining documents to be delivered by Purchaser to Seller pursuant to this Agreement and Purchaser's attorney's fees and expenses shall be paid by Purchaser. The cost of preparing or obtaining documents to be delivered by Seller to Purchaser pursuant to this Agreement and Seller's attorneys fees and expenses shall be paid by Seller. If Closing occurs hereunder, Purchaser shall pay one-half, but in no event more than $10,715.00, of the Title Company's escrow fees and all transfer and recording fees and taxes, Title Policy premiums for the ALTA comprehensive coverage Owner Policy of Title Insurance pursuant to the Title Commitment in the amount of the Purchase Price (any additional endorsements and any loan title policy shall be Purchaser's expense), Survey costs, all transfer, assumption and/or assignment fees and charges imposed by any party with whom Seller has privity having an interest in the Hotel (other than for Purchaser's debt instruments and except as provided in Sections 15.1 and 16.1 below) and other Closing costs and expenses, and Seller shall pay the balance thereof. Purchaser shall pay all fees and charges with respect to additional Title Policy

HOTEL PURCHASE AGREEMENT - Page 27
------------------------
endorsements, any loan title policy, and Purchaser's debt instruments and as provided in Sections 15.1 and 16.1 below.

     11.6.  Reconciliation and Final Payment.  Seller and Purchaser shall
            --------------------------------
reasonably cooperate after Closing to make a final determination of the prorations required hereunder. Upon the final reconciliation of the prorations under this Section and Section 11.4, the party which owes the other party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

     11.7.  Accounts Payable.  Seller shall retain and be responsible for the
            ----------------
payment of all accounts payable and other debts relating to the Hotel which have accrued prior to or as of the Closing and payable after the Closing to the extent the Purchase Price is not adjusted in favor of Purchaser under the proration provisions of Sections 11.4 and 11.6 of this Agreement for such accounts payable and other debts. Purchaser shall be responsible for the particular accounts payable relating to the Hotel arising and accruing after the Closing to the extent the Purchase Price is not adjusted in favor of Seller under the same provisions.

      11.8.  Accounts Receivable.  Purchaser shall not be obligated to collect
             -------------------
any accounts receivable or revenues accrued prior to the Closing Date for Seller, but if Purchaser collects same, such amounts will be remitted at least once a month to Seller in the form received. These amounts shall specifically include, without limitation, amounts collected from any taxing authority on account of a successful tax contest resulting in a recovery of previously paid taxes; to the extent any such tax recovery applicable to the period prior to the Closing Date is in the form of credits or rebates in tax periods after the Closing Date, the cash amount equivalent to such credits or rebates attributable to the period prior to the Closing Date shall be promptly paid by Purchaser to Seller. If Purchaser collects any accounts receivable or revenues which are not attributed to any particular period, Purchaser shall use reasonable efforts to ascertain from the payor the applicable period to which such receivables or revenue apply, but if Purchaser is unable to do so, it will be presumed that they first apply to post-Closing periods. Purchaser acknowledges that following the Closing, Seller is permitted to collect accounts receivable accrued prior to the Closing Date.


                                  ARTICLE 12
                           CASUALTY AND CONDEMNATION
                           -------------------------

     12.1.  Risk of Loss; Notice.  Prior to Closing and the delivery of
            --------------------
possession of the Hotel to Purchaser in accordance with this Agreement, all risk of loss to the Hotel (whether by casualty, condemnation or otherwise) shall be borne by Seller. In the event that (a) any loss or damage to the Hotel shall occur prior to the Closing Date as a result of fire or other casualty, or (b) Seller receives notice that a governmental authority has initiated or threatened to initiate a condemnation proceeding affecting the Hotel, Seller shall give Purchaser immediate written notice of such loss, damage or condemnation proceeding.

HOTEL PURCHASE AGREEMENT - Page 28
------------------------

     12.2.  Purchaser's Termination Right.  If, prior to Closing and the
            -----------------------------
delivery of possession of the Hotel to Purchaser in accordance with this Agreement, (a) any condemnation proceeding shall be pending against a substantial portion of the Hotel or (b) there is any substantial casualty loss or damage to the Hotel, Purchaser shall have the option to terminate this Agreement provided it delivers written notice to Seller of its election so to terminate this Agreement within thirty (30) days after the date Seller has delivered Purchaser written notice of any such loss, damage or condemnation (which notice shall include a certification of (i) the amounts of insurance coverages in effect with respect to the loss or damage and (ii) if known, the amount of the award to be received in such condemnation), and in such event all Earnest Money shall be delivered to Purchaser and thereafter no party shall have any further obligation or liability to the other under this Agreement. In the context of condemnation, "substantial" shall mean condemnation of such portion of the Hotel as would, in Purchaser's sole judgment, render use of the remainder impractical or unfeasible for the uses herein contemplated, and, in the context of casualty loss or damage, "substantial" shall mean a loss or damage in excess of $100,000 in value.

     12.3.  Procedure for Closing.  If Purchaser shall not timely elect to
            ---------------------
terminate this Agreement under Section 12.2 above, or if the loss, damage or condemnation is not substantial, Seller agrees to pay to Purchaser at the Closing all insurance proceeds or condemnation awards which Seller has received as a result of the same plus an amount equal to the insurance deductible, if any, and assign to Purchaser all insurance proceeds and condemnation awards payable as a result of the same in which event the Closing shall occur without Seller replacing or repairing such damage.

                                  ARTICLE 13
                             DEFAULT AND REMEDIES
                             --------------------

     13.1.  Purchaser's Default.  If, at or prior to Closing, for any reason
            -------------------
other than termination hereof pursuant to a right granted to Purchaser hereunder to do so or because of an uncured default by Seller (i) Purchaser refuses or fails to consummate the purchase of the Hotel pursuant to this Agreement, or
(ii) Purchaser shall otherwise fail in any material respect to perform any of its material obligations as and when required hereunder, or if, at or prior to Closing, any representation or warranty made by or on behalf of Purchaser herein shall have been materially incorrect when made, then Seller shall give Purchaser and the Title Company written notice specifying the nature of the default, and Purchaser shall have ten (10) days from receipt of Seller's notice within which to cure the specified default. If at the end of the ten (10) day period the default is still not cured, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by giving Purchaser and the Title Company written notice thereof, in which event neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Purchaser) and Seller shall be entitled to receive the Earnest Money as liquidated damages, Seller and Purchaser hereby acknowledging that the amount of damages resulting from breach of this Agreement by Purchaser would be difficult or impossible accurately to ascertain, and the Title Company shall immediately deliver the Earnest Money to Seller. Notwithstanding the foregoing, in the event of any default by Purchaser under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Seller shall discover after Closing that

HOTEL PURCHASE AGREEMENT - Page 29
------------------------
any warranty or representation made by Purchaser herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Seller shall have any and all rights and remedies available at law or in equity by reason of such default. If Purchaser terminates this Agreement pursuant to a right granted to Purchaser hereunder to do so, then neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Purchaser), and the Earnest Money together with all interest earned thereon shall be returned to Purchaser.

     13.2.  Seller's Default.  If, at or prior to Closing, for any reason other
            ----------------
than termination hereof pursuant to a right granted to Seller hereunder to do so or because of an uncured default by Purchaser (i) Seller refuses or fails to consummate the transaction contemplated by this Agreement, or (ii) otherwise wrongfully fails to perform any of its obligations or agreements hereunder, or if, at or prior to Closing, any representation or warranty made by or on behalf of Seller herein shall have been materially incorrect when made, then Purchaser shall give Seller and the Title Company written notice specifying the nature of the default, and Seller shall have ten (10) days from receipt of Purchaser's notice within which to cure the specified default. If at the end of the ten
(10) day period, the default is still not cured, then Purchaser, as its sole remedies, shall have the right to do any one or more of the following:

            (a) Terminate this Agreement by written notice given to Seller and the Title Company within fifteen (15) days of the expiration of the ten (10) day cure period, in which event the Earnest Money shall be returned to Purchaser by the Title Company promptly upon receipt of such notice; or

            (b)  Seek specific performance of this Agreement.

Notwithstanding the foregoing, in the event of any default by Seller under this Agreement due to a breach after Closing or any termination hereof of any covenant or indemnity which survives the Closing or any termination hereof, or if Purchaser shall discover after Closing that any warranty or representation made by Seller herein or in connection with the transaction contemplated herein was materially incorrect or breached when made, Purchaser shall have any and all rights and remedies available at law or in equity by reason of such default.

     13.3.  Survival.  Neither Purchaser's nor Seller's attendance or appearance
            --------
at Closing shall be deemed to nullify or void the provisions of this Article 13.

                                  ARTICLE 14
                                    BROKERS
                                    -------

     14.1.  Identity of Brokers.  The parties hereto represent to each other
            -------------------
that they dealt with no finder, broker or consultant in connection with this Agreement or the transactions contemplated hereby except for The Robinson-Humphrey Company (the "Brokers") which have been engaged by Seller to assist as brokers in the sale of the Hotel. Seller shall be responsible for payment of the commissions owing to the Brokers out of the Purchase Price payable at Closing.

HOTEL PURCHASE AGREEMENT - Page 30
------------------------

     14.2.  Indemnification by Seller.  Seller agrees to, and hereby does,
            -------------------------
indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Seller or its representatives for a commission or other compensation. Seller shall likewise indemnify and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation relating to the Leases.

     14.3.  Indemnification by Purchaser.  Purchaser agrees to, and hereby does,
            ----------------------------
indemnify and save harmless Seller and its affiliates and their respective successors and assigns against and from any loss, liability or expense, including reasonable attorneys' fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based on any agreements entered into by Purchaser or its representatives for a commission or other compensation.

                                  ARTICLE 15
                                   FRANCHISE
                                   ---------

     15.1.  Franchise.  Purchaser shall as soon as practicable make such
            ---------
application to Hilton Inns, Inc., ("Franchisor") as should be reasonably required for the assignment and assumption of the existing franchise or license agreement, as applicable, or for a new franchise or license, or for issuance of a new franchise or license from a different franchisor, whichever Purchaser chooses. Purchaser shall also utilize reasonable efforts to obtain such assignment and assumption agreement or new franchise agreement. Seller represents that its franchise or license is in full force and effect and that there is no default thereunder or condition which, with the giving of notice or passage of time, would constitute a default thereunder. Seller shall provide such cooperation with Purchaser in connection with the obtaining of such license or franchise from the Franchisor as Purchaser may reasonably request, but Seller shall not be required to incur any costs or liability in connection therewith. Purchaser shall pay any transfer fee with respect to the transfer of the existing license or franchise agreement and shall pay any termination fees, penalties or damages with respect to Seller's termination of its license or franchise if Purchaser obtains a new license or franchise. Purchaser may freely discuss the foregoing, including possible termination of the existing franchise or license, with Franchisor. In the event that Purchaser shall take an assignment of Seller's franchise or license or shall obtain a new franchise or license from Franchisor, unless Purchaser shall otherwise notify Seller in writing prior to Closing, and to the extent that Seller may do so, all reservations terminals and systems equipment and software (exclusive of Seller's manager's accounting software) shall be conveyed to Purchaser in the Bill of Sale.

HOTEL PURCHASE AGREEMENT - Page 31
------------------------

                                  ARTICLE 16
                                LIQUOR LICENSE
                                --------------

     16.1.  Liquor Licenses.  (a)  Purchaser and Seller recognize that the
            ---------------
issuance of the Liquor License (defined below) is statutorily regulated pursuant to North Carolina law, and is subject to the approval of the North Carolina Department of Alcoholic Beverage Control and the City of Durham, as applicable (the "ABC"). In order to comply with these statutory requirements, Purchaser and any other parties to be holding a Liquor License shall execute applications for issuance of the Liquor License, and Seller shall cooperate in completing applications to the ABC. To the extent legally permissible, pending issuance of the Liquor License, Purchaser or its designee (in this context, "Operator") may enter into an interim arrangement with Seller for the use of the original Liquor License, and, upon request of Purchaser, Seller shall join in such agreement; provided, however, this interim arrangement shall be a temporary measure until issuance of the Liquor License can be accomplished but in no event, without Seller's consent, longer than ninety (90) days following Closing. This provision shall survive the Closing.

            (b) Purchaser shall be responsible for complying at its sole cost and expense, with all statutes and regulations applicable to the issuance of the Liquor License including, without limitation, paying all license and transfer fees and costs of recordation and publication.

            (c) As soon as is practicable after the date of execution of this Agreement, Purchaser shall submit an application to the ABC for issuance of the Liquor License. Purchaser shall use its best efforts and shall diligently pursue the issuance of the Liquor License. Purchaser agrees to provide Seller with written evidence that the applications for issuance of the Liquor License have been timely filed and to act reasonably in connection with its determination to obtain an issuance of the Liquor License or reach an interim agreement with Operator and others holding the Liquor License.

            (d) "Liquor Licenses" shall mean collectively (1) that certain ABC License number 134525 issued to Seller by the ABC, and (2) any other alcoholic beverage, liquor, beer and/or wine licenses and/or permits with respect to the Hotel.

            (e) If Operator and Seller enter into the interim agreement described in subsection (a) above, (i) Purchaser and Operator shall indemnify, defend and hold Seller harmless from any liability, damages, claims, costs, penalties, losses or expenses (including reasonable attorney's fees) encountered by Seller in connection with, arising out of, or growing from such operations and the sale of alcoholic beverages at and from the restaurants, bars and lounges located at the Hotel during said period of time, and (ii) Purchaser or Operator shall reimburse Seller for Seller's costs in maintaining the Liquor Licenses in full force and effect. In no event shall Seller be required to obtain any additional liquor or alcoholic beverage licenses which Seller does not possess at the time of Closing. Purchaser shall be responsible for all application and issuance fees for the transfer and/or issuance to Purchaser of the Liquor Licenses.

HOTEL PURCHASE AGREEMENT - Page 32
------------------------

                                  ARTICLE 17
                                 MISCELLANEOUS
                                 -------------

     17.1.  Notices.  Any notice provided for by this Agreement and any other
            -------
notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail, return receipt requested, or recognized overnight courier requiring signature upon receipt, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. Purchaser's address for all purposes under this Agreement shall be the following:

            American General Hospitality Operating Partnership, L.P. 3860 West Northwest Highway, Suite 300
            Dallas, Texas  75220
            Attention: Steven D. Jorns or Bruce G. Wiles

     with a copy to:

            Calhoun & Stacy, PLLC
            5700 NationsBank Plaza
            901 Main Street
            Dallas, Texas  75202-5697
            Attention: Parker Nelson

Seller's address for all purposes under this Agreement shall be the following:

            C.H. Corp.
            Rue de Livourne 13
            B-1050 Brussels
            Belgium
            Attention:  Victor Hasson, President

            and to:

            Heritage Hotel LLC
            c/o City Hotels USA
            4733 Bethesda Avenue, Suite 510
            Bethesda, MD  20814
            Attention:  Jerry H. Herman, President

HOTEL PURCHASE AGREEMENT - Page 33
------------------------
     with a copy to:

            Hogan & Hartson, L.L.P.
            Columbia Square
            555 Thirteenth Street, N.W.
            Washington, D.C.  20004-1109
            Attention:  Carol Weld King

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

     17.2.  Entire Agreement; Modifications and Waivers; Cumulative Remedies.
            ----------------------------------------------------------------
This Agreement constitutes the entire agreement between the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained. All rights, powers, options or remedies afforded to Seller or Purchaser either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by law, unless expressly provided to the contrary herein.

     17.3.  Exhibits.  All exhibits referred to in this Agreement and attached
            --------
hereto are hereby incorporated in this Agreement by reference.

     17.4.  Successors and Assigns.  Purchaser may assign its rights under this
            ----------------------
Agreement to any limited partnership, limited liability company or other entity to be formed for the purpose of purchasing the Hotel so long as such entity is controlled by Purchaser or the REIT, or by an affiliate of Purchaser or the REIT, or the REIT, Purchaser or an affiliate of the REIT or Purchaser is an investor or co-owner of such entity, and, in any case, and Purchaser provides notice thereof to Seller prior to Closing. Any such assignment shall not relieve Purchaser of its obligations hereunder. This Agreement shall be binding upon, and inure to the benefit of, Seller and Purchaser and their respective legal representatives, successors, and assigns. Whenever a reference is made in this Agreement to Purchaser, it shall include Purchaser's successors and assigns under this Agreement.

     17.5.  Article Headings.  Article headings and article and section numbers
            ----------------
are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent

HOTEL PURCHASE AGREEMENT - Page 34
------------------------
of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

     17.6.  Governing Law.  This Agreement shall be construed and interpreted in
            -------------
accordance with the laws of the State where the Hotel is located.

     17.7.  Time Periods.  If the final day of any time period or limitation set
            ------------
out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Hotel is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence in this Agreement.

     17.8.  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

     17.9.  Survival.  All covenants, agreements and indemnities contained in
            --------
the Agreement which contemplate performance after the Closing Date shall survive the Closing. All representations and warranties contained in this Agreement shall expressly survive the Closing for a period of one (1) year, and all claims with respect thereto must be made within eighteen (18) months after the Closing Date. None of the foregoing shall be deemed to merge into, or be waived by, Seller's Deed or any other closing documents. Each of Seller's representations, warranties and covenants contained in this Agreement is intended for the benefit of Purchaser and may be waived in whole or in part by Purchaser, but only by an instrument in writing signed by Purchaser. No investigation, audit, inspection, review or the like conducted by or on behalf of Purchaser shall be deemed to terminate the effect of any such representations, warranties and covenants; provided, however, that if Purchaser should discover any defect in any representation or warranty of Seller during the Review Period and fail to disclose such defect to Seller, then Purchaser shall not have a claim therefor after Closing. Purchaser has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to Purchaser to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to Seller. Except as expressly set forth herein, Seller makes no other representation or warranty with respect to any matter relating to the Hotel or any part thereof.

     17.10. Further Acts.  In addition to the acts, deeds, instruments and
            ------------
agreements recited herein and contemplated to be performed, executed and delivered by Purchaser and Seller, Purchaser and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transaction contemplated hereunder. However, the foregoing shall not be deemed to (i) require Seller to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (ii) require Purchaser to expend a sum of money which it could not reasonably have anticipated on the expiration of the Review Period.

HOTEL PURCHASE AGREEMENT - Page 35
------------------------

     17.11. Severability.  In case any one or more of the provisions contained
            ------------
in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     17.12. Attorneys' Fees.  Should either party employ an attorney or
            ---------------
attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the nonprevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including attorneys' fees, expended or incurred in connection therewith.

     17.13. Qualification on Confidentiality.  Notwithstanding the
            --------------------------------
confidentiality requirements elsewhere herein contained, it is acknowledged that Purchaser is an affiliate of the REIT whose shares are traded to the general public and that City Hotels, S.A., an affiliate of Seller, is also traded publicly. In connection therewith, Purchaser and Seller will have the absolute and unbridled right to market such securities and prepare all statements and other papers, documents and instruments necessary or reasonably required in Purchaser's or Seller's judgment as the case may be and that of their respective attorneys and underwriters, to file same with the U.S. Securities and Exchange Commission and/or similar state or foreign authorities, and to disclose therein and thus to its underwriters, to the U.S. Securities and Exchange Commission and/or to similar state or foreign authorities and to the public all of the terms, conditions and provisions of this Agreement.

     17.14. Rules of Construction.  Singular words shall connote the plural
            ---------------------
number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter. Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.

     17.15. Dependent Contract.  Unless Purchaser and Seller mutually agree
            ------------------
otherwise, the Closing of this Agreement is conditioned upon there being no failure of a condition precedent under Article 10 of that certain Hotel Purchase Agreement (the "Dependent Contract") of the same date as this Agreement between Renthotel Utah, L.C. ("RUL") and Purchaser providing for the sale and purchase of the Salt Lake City Doubletree hotel located at 21 W. South Temple, Salt Lake City, Utah 84101, provided that (i) if Purchaser is in default under the Dependent Contract then Seller may, in addition to any rights or remedies available under the Dependent Contract (or hereunder if a default by Purchaser also exists hereunder), or (ii) if RUL is in default under the Dependent Contract then Purchaser may, in addition to any rights or remedies available under the Dependent Contract (or hereunder if a default by Seller also exists hereunder), terminate this Agreement.

     17.16. Seller's Right of Access to Employment and Other Records.  Purchaser
            --------------------------------------------------------
acknowledges and agrees Seller may require access after the Closing Date to personnel, employment, financial, engineering and other records located at the Hotel and under Purchaser's control. Purchaser agrees that Seller shall have the ability from time to time during normal business hours, after giving

HOTEL PURCHASE AGREEMENT - Page 36
------------------------
reasonable advance notice, to review any and all records relating to the Hotel and its operations for the period prior to Closing related to any claim or liability where the Seller may be responsible. This obligation of Purchaser shall survive Closing.

(Signatures on next page)

HOTEL PURCHASE AGREEMENT - Page 37
------------------------

     IN WITNESS WHEREOF, this Agreement has been entered into effective as of the ____ day of _______________________, 1996.

                             SELLER:

                             RENTHOTEL DURHAM, L.L.C.

                             By:   C.H. Corp., a Delaware corporation, member


                                  By: _______________________________
                                           Victor Hassan, President

                             By: Heritage Hotel, LLC, a ____________ limited liability company, member

                                  By:  Heritage Hotel, Inc., a ___________
                                       corporation


                                       By:_______________________________
                                             Jerry H. Herman, President


                             PURCHASER:

                             AMERICAN GENERAL HOSPITALITY
                             OPERATING PARTNERSHIP, L.P.

                             By:   AGH GP, Inc., a Nevada corporation,
                                   general partner



                                   By:_____________________________________
                                      __________, Executive Vice President


HOTEL PURCHASE AGREEMENT - Signature Page
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

LIST OF EXHIBITS
----------------

Exhibit A  -  Legal Description of Land
Exhibit B  -  Permitted Exceptions
Exhibit 8.5 -  Tenant Estoppel Letter

The exhibits and/or schedules identified above which comprise a part of this
Exhibit 2.9 have not been included as part of this Exhibit. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                                  EXHIBIT 8.5
                                  -----------
                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------


     WHEREAS, ________________________, a ___________ ("Landlord"), as landlord, and _______________________ ("Tenant"), as tenant, entered into that certain lease (the "Lease"), dated ________________, 19__ of certain premises more particularly described in the Lease (the "Premises").

     NOW, THEREFORE, Tenant hereby certifies as follows:

     1. True and complete copies of the Lease and all agreements, amendments, guarantees, side letters and other documents relating thereto are attached hereto as Exhibit A and made a part hereof, and there are no other such
          ---------
agreements or documents.

     2. The Lease has not been modified (except pursuant to documents attached hereto as part of Exhibit A) and is in full force and effect.
                  ---------

     3. The Lease has not been assigned, mortgaged, pledged, or otherwise encumbered, nor has all or any portion of the Premises been sublet.

     4. Rent, additional rent and percentage rent required to be paid under the Lease have been paid through ______________.

     5.   Tenant has accepted possession of and is now occupying the Premises.

     6. To Tenant's knowledge, there exist no defaults on the part of Landlord under the Lease; nor has any event occurred which, with the passage of time or the giving of notice or both, would constitute a default by Landlord thereunder, nor has Landlord suffered or permitted the occurrence of any such event.

     7. Tenant has no offset, defense, claim or counterclaim, including, without limitation, claims to "free" rent, concessions, rebates, or abatements in rent, under the Lease.

     8. The expiration date of the term of the Lease is _______________, and except as set forth in the documents attached hereto as Exhibit A, Tenant has no
                                                        ---------
option to renew the Lease or otherwise extend the term of the Lease.

     9. Tenant has no option to purchase the Premises or any portion thereof, or the building in which the Premises are located.

     10. Tenant has no option to lease any other space in the building in which the Premises are located.

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

     11. Any and all work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant and all reimbursements and allowances due to Tenant under the Lease in connection with any work have been paid in full.

     12. Tenant has deposited the sum of $ ____________ with Landlord as security for the performance of Tenant's obligations under the Lease.

     13. This certificate is binding upon the undersigned and may be relied upon by Landlord, by any prospective purchaser of Premises, and by any lender making a loan to such purchaser secured by a mortgage on the building in which the Premises are located.

     IN WITNESS WHEREOF, Tenant has duly executed this certificate this ___ day of _______, 19___.


                                       [TENANT NAME]


                                       By:
                                       Name:
                                       Title:

                                       2